Co. # 13373

DIVIDEND REINVESTMENT, DIRECT STOCK PURCHASE PLAN
FOR SHARES OF

FAUQUIER BANKSHARES, INC.

ENROLLMENT APPLICATION

Please enroll this account as follows:
Check one box only ( ☒ ).
If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed.
☐  FULL DIVIDEND REINVESTMENT
Reinvest all dividends for this account.
☐  PARTIAL DIVIDEND REINVESTMENT
Reinvest dividends on ___________ shares held by me in certificate form and on all shares held by you as Agent and pay dividends in cash on all remaining shares held by me in certificate form.
☐  CASH PAYMENTS ONLY (NO DIVIDEND REINVESTMENT)
All dividends will be paid in cash.

I (We) hereby appoint American Stock Transfer & Trust Company as my (our) Agent under the terms and conditions of the Plan, as described in the Prospectus which accompanied this form, to receive cash payments and apply them to the purchase of shares of Fauquier Bankshares, Inc. Common Stock as indicated below.

NO INTEREST WILL BE PAID ON THE FUNDS HELD PENDING INVESTMENT.

ACCOUNT INFORMATION
1.   SINGLE/JOINT:    Joint account will be presumed to be joint tenants with right of survivorship unless restricted by applicable state law or otherwise indicated. The Social Security Number of the first-named tenant is required.
2.   CUSTODIAL:        A minor is the beneficial owner of the account with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gift to Minors Act in the minor’s state of residence. The minor’s Social Security Number is required.
3.    TRUST:                  Account is established in accordance with the provisions of a trust agreement.
This form, when completed and signed, should be mailed with your check in the blue envelope provided. Please affix postage to ensure proper processing. If you do not have the envelope, mail your check and the form to:
Fauquier Bankshares, Inc.
c/o American Stock Transfer & Trust Company
P.O. Box 922, Wall Street Station, New York, New York 10269-0560
Attn: Investors Choice Plan

If your name is preprinted above, it is for mailing purposes only. Please complete one of the boxes below for the exact account registration.

ACCOUNT LEGAL REGISTRATION (CHOOSE ONE):

SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER
I hereby warrant, under penalty of perjury, that the number provided above is correct.

☐ SINGLE/JOINT ACCOUNT _________________________________ Name _________________________________ Joint Owner (if any) _________________________________ Joint Owner (if any)	☐ CUSTODIAL ACCOUNT _________________________________ Custodian’s Name _________________________________ Minor’s Name _________________________________ Minor’s State of Residence	☐ TRUST ACCOUNT _________________________________ Trustee Name _________________________________ Trust Name or Beneficiary _________________________________ Date of Trust

ACCOUNT ADDRESS
	STREET	CITY	STATE	ZIP CODE

SIGNATURE(s)
All Joint Owners Must Sign

ATTACHED IS A CHECK FOR $	MINIMUM INITIAL INVESTMENT IS $100 FOR NEW INVESTORS MINIMUM INVESTMENT IS $100 FOR STOCKHOLDERS OF RECORD AND CURRENT PLAN PARTICIPANTS MAXIMUM INVESTMENT IS $10,000 PER CALENDER YEAR.

Fauquier Bankshares Enroll. App. 5-17-04	FOR AUTOMATIC MONTHLY DEDUCTIONS, SEE REVERSE

COMPLETE THIS PART ONLY IF YOU WANT AUTOMATIC MONTHLY DEDUCTIONS

I (We) hereby authorize American Stock Transfer &; Trust Company to make monthly automatic transfers of funds from the checking or savings account in the amount stated below. This monthly deduction will be used to purchase shares of Fauquier Bankshares, Inc. Common Stock for deposit into my (our) Fauquier Bankshares, Inc. account.

Signature(s)    ______________________________________

_____________________________________

Daytime
Date _________________Phone Number ________________
1.  Indicate the Type of Account: Checking or Savings.

2.  Print the complete Bank Account Number.

3.  Print the name on Bank Account as it appears on your bank statement.

4.  Print the complete name of your financial institution, including the branch name and address.

5.  Print the ABA Number (Bank Number) from your check or savings deposit slip.

6.  Amount of automatic monthly deduction: Indicate the monthly amount authorized to be transferred from your account. Note that the minimum amount for cash purchases of shares is $100 and the maximum annual amount is 10,000.

Please enclose a copy of a VOIDED check or savings deposit slip to verify banking information.

FILL IN THE INFORMATION BELOW FOR STOCK
PURCHASES USING AUTOMATIC MONTHLY DEDUCTIONS.

Please Print All items
1.	Type of Account ☐ Checking ☐ Savings

2.
Bank Account Number

3.
Name of Bank Account

4.
Financial Institution

Branch Name

Branch Street Address

Branch City, State and Zip Code

5.		6.	$ ____________________________
	ABA Number		Amount of automatic deduction

PLEASE CONFIRM ITEMS 2 AND 5 WITH YOUR BANK
PRIOR TO SUBMITTING THIS APPLICATION.

Name on Bank Account	JOHN A. DOE MARY B. DOE 123 YOUR STREET ANYWHERE, U.S.A. 12345	___________ 20 _____
63-858 670
PAY TO THE
ORDER OF $

________________________________________________________________DOLLARS
Financial Institution and Branch information	First National Bank of Anywhere 123 Main Street Anywhere, U.S.A. 12345

FOR SAMPLE (NON-NEGOTIABLE)

Fauquier Bankshares Enroll. App. 5-17-04	|	|
ABA Number		Bank Account Number